                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                      -----------------------------------

                                   FORM 8-K/A

                                  AMENDMENT #1

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                       Date of Report:  December 31, 1996

                         COMMISSION FILE NUMBER 0-25990

                      -----------------------------------

                                  INTRAV, INC.
             (Exact name of registrant as specified in its charter)

                      -----------------------------------

                 MISSOURI                                43-1323155
      (State or other jurisdiction of                 (I.R.S. Employer
      incorporation or organization)               Identification Number)

                7711 BONHOMME AVENUE, ST. LOUIS, MISSOURI  63105
                    (Address of principal executive offices)

                                 (314) 727-0500
              (Registrant's telephone number, including area code)

                                   NO CHANGES
   (Former name, former address and former fiscal year, if changed since last report)


                      -----------------------------------

This Amendment to the Current Report on Form 8-K filed by the Registrant with the Securities and Exchange Commission on January 14, 1997 is being filed in order to amend Item 7 thereto as set forth below. The undersigned Registrant hereby amends the following item of its Current Report on Form 8-K, originally filed with the Securities and Exchange Commission on January 14, 1997 as set forth on the pages attached hereto.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS
-------------------------------------------------------------------------------

The following financial statements and exhibits are filed as part of this report where indicated.

(a) Financial statements of businesses acquired, prepared pursuant to Rule 3-05 of Regulation S-X:

      Businesses acquired: Clipper Cruise Line, Inc., Clipper Adventure Cruises, Inc., Republic Cruise Line, Inc., Liberty Cruise Line, Inc.

      Independent Auditors' Report
      Combined Balance Sheets
      Combined Statements of Income
      Combined Statements of Shareholder's Equity (Deficit)
      Combined Statements of Cash Flows
      Notes to Combined Financial Statements


(b) Financial statements of Intrav, Inc. required pursuant to Article 11 of Regulation S-X:

      Independent Auditors' Report
      Consolidated Balance Sheets
      Consolidated Statements of Income
      Consolidated Statements of Shareholders' Equity
      Consolidated Statements of Cash Flows
      Notes to Consolidated Financial Statements

      Pro forma financial information is not included due to the common ownership and control of all entities involved. Consequently, the acquisition has been accounted for in a manner similar to the pooling-of-interests method and, accordingly, all financial data has been restated to include the accounts and results of operations of Clipper for all periods prior to the acquisition.

(c) Exhibits in accordance with Item 601 of Regulation S-K:

Exhibit No.                                     Description
-----------                                     -----------
  4                                             Revolving Credit Agreement, dated December 31, 1996, between the
                                                Registrant and Boatmen's National Bank of  St. Louis.  In accordance with Item 601(b)(4)(iii) of  Regulation S-K, such agreement has been omitted.  The  Registrant will furnish a copy of such agreement to the
                                                Commission upon request.<F*>


   10                                           Agreement for Purchase and Sale of Stock by and among Intrav, Inc.,
                                                Clipper Cruise Line, Inc., Republic Cruise  Line, Inc., Liberty Cruise
                                                Line, Inc., Clipper Adventure Cruises, Inc., and Windsor, Inc. dated
                                                November 13, 1996, as amended by that certain First Amendment, dated
                                                December 18, 1996.<F*>

   23.1                                         Consent of Deloitte & Touche LLP

<F*> Previously filed as Exhibit to the Registrant's Current Report on Form
8-K filed with the Securities and Exchange Commission on January 14, 1997.



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                          INTRAV, INC.
                                          (Registrant)



Date:  March 14, 1997               /s/ Michael A. DiRaimondo
                                    -----------------------------------------
                                    Michael A. DiRaimondo
                                    Senior Vice President and Chief Financial
                                    Officer

                    CLIPPER CRUISE LINE, INC.,
                    CLIPPER ADVENTURE CRUISES, INC.,
                    REPUBLIC CRUISE LINE, INC. AND
                    LIBERTY CRUISE LINE, INC.


                    COMBINED FINANCIAL STATEMENTS AS OF
                    DECEMBER 31, 1995 AND 1996 AND
                    EACH OF THE TWO YEARS IN THE
                    PERIOD ENDED DECEMBER 31, 1996 AND
                    INDEPENDENT AUDITORS' REPORT

CLIPPER CRUISE LINE, INC.,
CLIPPER ADVENTURE CRUISES, INC.,
REPUBLIC CRUISE LINE, INC. AND
LIBERTY CRUISE LINE, INC.

TABLE OF CONTENTS
-----------------------------------------------------------------------
                                                                   PAGE
INDEPENDENT AUDITORS' REPORT                                        1

COMBINED FINANCIAL STATEMENTS AS OF AND FOR THE YEARS ENDED
  DECEMBER 31, 1995 AND 1996:

  Combined Balance Sheets                                           2

  Combined Statements of Income                                     3

  Combined Statements of Shareholder's Equity (Deficit)             4

  Combined Statements of Cash Flows                                 5

  Notes to Combined Financial Statements                         6-12

INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Shareholder of Clipper Cruise Line, Inc., Clipper Adventure Cruises, Inc.,
  Republic Cruise Line, Inc. and Liberty Cruise Line, Inc.

We have audited the accompanying combined balance sheets of Clipper Cruise Line, Inc., Clipper Adventure Cruises, Inc., Republic Cruise Line, Inc. and Liberty Cruise Line, Inc. as of December 31, 1995 and 1996, and the related combined statements of income, shareholder's equity (deficit), and cash flows for each of the two years in the period ended December 31, 1996. These financial statements are the responsibility of the Companies' management.
Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such combined financial statements present fairly, in all material respects, the combined financial position of Clipper Cruise Line, Inc., Clipper Adventure Cruises, Inc., Republic Cruise Line, Inc. and Liberty Cruise Line, Inc. at December 31, 1995 and 1996, and the combined results of their operations and their cash flows for each of the two years in the period ended December 31, 1996 in conformity with generally accepted accounting principles.


DELOITTE & TOUCHE LLP

St. Louis, Missouri
February 14, 1997

CLIPPER CRUISE LINE, INC.,
CLIPPER ADVENTURE CRUISES, INC.,
REPUBLIC CRUISE LINE, INC. AND
LIBERTY CRUISE LINE, INC.

COMBINED BALANCE SHEETS
DECEMBER 31, 1995 AND 1996
-------------------------------------------------------------------------------------------------------------

ASSETS                                                                    1995                    1996

CURRENT ASSETS:
  Cash and cash equivalents                                          $  3,112,544            $  3,864,579
  Restricted cash (Note 3)                                              2,283,452               1,917,247
  Restricted marketable securities (Notes 3 and 8)                      4,529,100               4,751,400
  Inventory                                                               527,248                 683,988
  Prepaid program costs                                                   446,741                 443,943
  Prepaid expenses                                                        383,192                 503,727
  Other current assets                                                    263,551                 153,852
  Deferred taxes (Note 6)                                                 188,260                 180,000
                                                                     ------------            ------------
          Total current assets                                         11,734,088              12,498,736

PROPERTY AND EQUIPMENT - Net (Note 4)                                  15,960,596              15,583,900

PREPAID PROMOTION COSTS AND OTHER ASSETS                                1,525,813               1,368,395
                                                                     ------------            ------------

TOTAL                                                                $ 29,220,497            $ 29,451,031
                                                                     ============            ============

LIABILITIES AND SHAREHOLDER'S EQUITY (DEFICIT)

CURRENT LIABILITIES:
  Accounts payable                                                   $  1,321,417            $  1,966,977
  Accrued expenses                                                      1,109,623               1,190,690
  Deferred revenue                                                      6,465,203               6,965,852
  Payable to Windsor, Inc. (Note 12)                                    5,442,874               5,432,024
  Current maturities of long-term debt (Note 10)                          702,000
  Accrued interest - payable to Windsor, Inc. (Note 12)                   184,989                 213,331
                                                                     ------------            ------------
          Total current liabilities                                    15,226,106              15,768,874

DEFERRED COMPENSATION (Note 9)                                            672,216               1,012,173

DEFERRED TAXES (Note 6)                                                 4,729,000               4,645,000

LONG-TERM DEBT - Less current maturities (Note 10)                     10,317,000                    -

COMMITMENTS AND CONTINGENCIES (Note 7)                                       -                       -

SHAREHOLDER'S EQUITY (DEFICIT):
  Common stock (Note 11)                                                    2,000                   2,000
  Additional paid-in capital                                            8,921,500              19,170,633
  Accumulated deficit                                                 (10,669,974)            (11,143,479)
  Unrealized gain (loss) on marketable securities (Note 8)                 22,649                  (4,170)
                                                                     ------------            ------------
          Total shareholder's equity (deficit)                         (1,723,825)              8,024,984
                                                                     ------------            ------------

TOTAL                                                                $ 29,220,497            $ 29,451,031
                                                                     ============            ============

See accompanying notes to financial statements.

CLIPPER CRUISE LINE, INC.,
CLIPPER ADVENTURE CRUISES, INC.,
REPUBLIC CRUISE LINE, INC., AND
LIBERTY CRUISE LINE, INC.

COMBINED STATEMENTS OF INCOME
YEARS ENDED DECEMBER 31, 1995 AND 1996
-------------------------------------------------------------------------------------------------------------

                                                                          1995                    1996

Program revenues                                                     $ 25,877,635            $ 26,555,452

Cost of operations                                                     17,136,694              17,308,157
                                                                     ------------            ------------

Gross profit                                                            8,740,941               9,247,295

Selling, general and administrative (including related party
  expenses of $644,574 and $353,435) (Notes 9 and 12)                   4,910,779               6,016,625

Depreciation and amortization                                           1,201,898               1,182,078
                                                                     ------------            ------------

Operating income                                                        2,628,264               2,048,592

Investment income - net                                                   656,139                 568,055

Interest expense (including related party expenses of $1,086,263
  and $812,549) (Note 12)                                              (2,341,537)             (1,903,486)
                                                                     ------------            ------------

Income before provision for income taxes and extraordinary item           942,866                 713,161

Provision for income taxes (Note 6)                                       339,000                 257,000
                                                                     ------------            ------------

Income before extraordinary item                                          603,866                 456,161

Extraordinary item - loss on early extinguishment
  of debt (net of tax benefit of $194,000) (Note 10)                         -                    343,802
                                                                     ------------            ------------

Net income                                                           $    603,866            $    112,359
                                                                     ============            ============


See accompanying notes to financial statements.

CLIPPER CRUISE LINE, INC.,
CLIPPER ADVENTURE CRUISES, INC.,
REPUBLIC CRUISE LINE, INC. AND
LIBERTY CRUISE LINE, INC.

COMBINED STATEMENTS OF SHAREHOLDER'S EQUITY (DEFICIT)
YEARS ENDED DECEMBER 31, 1995 AND 1996
-----------------------------------------------------------------------------------------------------------------------

                                                                                                            Total
                                                                                          Unrealized        Share-
                                                          Additional                    Gain (Loss) on     holder's
                                                Common      Paid-In      Accumulated      Investment        Equity
                                                 Stock      Capital        Deficit        Securities       (Deficit)
                                               --------- ------------------------------ --------------  ---------------
BALANCES AT JANUARY 1, 1995                     $ 2,000  $  8,921,500   $ (11,273,840)    $ (139,048)    $ (2,489,388)

  Unrealized gain on investment securities
    (Note 8)                                                                                 161,697          161,697

  Net income                                                                  603,866                         603,866
                                                -------  ------------   -------------     ----------     ------------

BALANCES AT DECEMBER 31, 1995                     2,000     8,921,500     (10,669,974)        22,649       (1,723,825)

  Unrealized loss on investment securities
    (Note 8)                                                                                 (26,819)         (26,819)

  Dividends paid                                                             (585,864)                       (585,864)

  Additional contribution of capital by
    Windsor, Inc. (Note 12)                                10,249,133                                      10,249,133

  Net income                                                                  112,359                         112,359
                                                -------  ------------   -------------     ----------     ------------

BALANCES AT DECEMBER 31, 1996                   $ 2,000  $ 19,170,633   $ (11,143,479)    $   (4,170)    $  8,024,984
                                                =======  ============   =============     ==========     ============


See accompanying notes to financial statements.

COMBINED STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 1995 AND 1996
-------------------------------------------------------------------------------------------------------------

                                                                          1995                    1996

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                                          $   603,866             $   112,359
  Adjustments to reconcile net income to net cash
   provided by operating activities:
    Extraordinary item                                                       -                    121,914
    Depreciation and amortization                                       1,201,898               1,182,078
    Amortization of bond premium                                            5,755                  24,409
    Amortization of deferred financing costs                               17,382                  15,100
    Gain on sale of marketable securities                                (137,860)                (35,456)
    Loss on disposal of equipment                                          35,203
    Deferred income taxes                                                (160,000)                (61,000)
    Changes in assets and liabilities which provided (used) cash:
     Restricted cash                                                    2,810,462                 366,205
     Inventory                                                              3,170                (156,740)
     Prepaid expenses and other assets                                     62,002                 (14,503)
     Accounts payable and accrued expenses                               (282,988)                754,969
     Deferred revenue                                                  (2,223,948)                500,649
     Deferred compensation                                                284,728                 339,957
                                                                      -----------             -----------
      Net cash provided by operating activities                         2,219,670               3,149,941
                                                                      -----------             -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment                                    (373,614)               (778,513)
  Sales of marketable securities                                        6,177,675               3,006,250
  Purchases of marketable securities                                   (6,095,070)             (3,259,063)
                                                                      -----------             -----------
      Net cash used in investing activities                              (291,009)             (1,031,326)
                                                                      -----------             -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Payment of long-term debt                                              (712,000)            (11,019,000)
  Dividends paid                                                                                 (585,864)
  Net cash received from Windsor, Inc. (Note 11)                          739,000              10,238,284
                                                                      -----------             -----------
      Net cash provided by (used in) investing activities                  27,000              (1,366,580)
                                                                      -----------             -----------

NET INCREASE IN CASH AND CASH EQUIVALENT                                1,955,661                 752,035

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                          1,156,883               3,112,544
                                                                      -----------             -----------

CASH AND CASH EQUIVALENTS, END OF PERIOD                              $ 3,112,544             $ 3,864,579
                                                                      ===========             ===========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid for interest                                              $ 2,316,708             $ 1,846,632
  Noncash contribution of capital (Note 12)                                  -                 10,249,133

See accompanying notes to financial statements.

CLIPPER CRUISE LINE, INC.,
CLIPPER ADVENTURE CRUISES, INC.,
REPUBLIC CRUISE LINE, INC. AND
LIBERTY CRUISE LINE, INC.

NOTES TO COMBINED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 1995 AND 1996
--------------------------------------------------------------------------------

1.    DESCRIPTION OF BUSINESS

      Clipper Cruise Line, Inc. ("CCL") and Clipper Adventure Cruises, Inc. ("CAC") are leading designers, organizers, marketers and operators of deluxe, escorted, domestic and international travel cruises. The Companies' programs are designed to appeal to higher income individuals desiring first-class travel experiences. The Companies market substantially all of their programs via direct mail through sponsoring "affinity groups", or directly to the ultimate traveler. Clipper Cruise Line, Inc. charters cruise ships exclusively through Republic Cruise Line, Inc. ("RCL") and Liberty Cruise Line, Inc. ("LCL"), affiliates of the Companies. Clipper Adventure Cruises, Inc. has, in the past, chartered a ship from Discoverer Reederei.

      The Companies had common ownership by Windsor, Inc. until December 31, 1996. On December 31, 1996, all of the outstanding common stock of the Companies (CCL, CAC, RCL and LCL) was sold by Windsor, Inc. to Intrav, Inc., a common ownership affiliate.

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      PRINCIPLES OF COMBINATION - The accompanying combined financial statements display the accounts of CCL, CAC, RCL and LCL collectively referred to herein as the Companies. All intercompany transactions among these companies have been eliminated. All four companies mentioned (CCL, CAC, RCL and LCL) are under common management and were wholly-owned by Windsor, Inc. (see Note 1).

      REVENUE RECOGNITION - Program revenues are recognized as income upon completion of a tour. Deferred revenue consists of amounts received for tours which have not yet been completed.

      PROMOTION AND PROGRAM COSTS - The Companies expense promotion costs as incurred, except for direct-response advertising. Direct-response advertising and program costs are deferred until the revenue from the related program is recognized. Promotion expenses were $2,315,205 and $2,149,389 for 1995 and 1996, respectively.

      CASH EQUIVALENTS - For purposes of reporting cash flows, the Companies consider all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

      MARKETABLE SECURITIES - The Companies' marketable securities, including restricted marketable securities, have been classified as available-for-sale. Available-for-sale securities are carried at fair value, with the unrealized holding gains and losses, net of taxes, reported as a separate component of shareholder's equity.

      INVENTORIES - Inventories are valued at the lower of cost or market; cost is determined by the first-in, first-out (FIFO) method for substantially all inventories.

      PROPERTY, AMORTIZATION AND DEPRECIATION - Property and equipment is recorded at cost. Amortization and depreciation is computed using accelerated and straight-line methods over the estimated useful lives of the individual assets. Capitalized software costs are amortized over 5 to 8 years, office furniture and equipment is depreciated over 5 to 7 years and leasehold improvements are amortized over the life of the related lease. The cruise ships are depreciated over 25 years and cruise ship equipment over 5 to 7 years. The Company adopted Statement of Financial Accounting Standards ("SFAS") No. 121 Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, for 1996. SFAS No. 121 requires that long-lived assets and certain identifiable intangibles to be held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. SFAS No. 121 also requires that long-lived assets and certain identifiable intangibles to be disposed of be reported at the lower of carrying amount or fair value less cost to sell. Adoption of this standard had no material impact to the Company's financial condition or results of operations.

      INCOME TAXES - The Companies account for income taxes in accordance with SFAS No. 109, Accounting for Income Taxes. SFAS No. 109 requires an asset and liability approach for financial accounting and reporting for deferred income taxes. Under this method, deferred tax assets and liabilities are determined based on temporary differences between the financial statement and tax bases of assets and liabilities by applying enacted tax rates applicable to future years in which the differences are expected to reverse. The Companies' provisions for income taxes are computed as if the Companies filed their annual tax returns on a separate company basis. The results of operations of the Companies are included in the consolidated U.S. Corporation income tax return of Windsor, Inc., and the current portion of the federal income tax provision is satisfied by the Companies via a charge or credit to the "Payable to Parent" account.

      USE OF MANAGEMENT ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires that management make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. The reported amounts of revenues and expenses during the reporting period may also be affected by the estimates and assumptions management is required to make. Actual results may differ from those estimates.

3.    RESTRICTED CASH AND MARKETABLE SECURITIES

      U.S. law requires CCL and CAC to maintain financial protection for passenger advance payments for Company-operated cruises embarking in U.S. ports. The Company has established escrow arrangements to comply with the law and has voluntarily extended the escrow protection to all advance passenger payments for Clipper cruises. Under the arrangements, monies received from passengers for cruises are held in escrow accounts until the respective cruises have been completed. At December 31, 1995 and 1996, cash equivalents and marketable securities amounting to $6,812,552 and $6,668,647, respectively, were held in escrow.

4.    PROPERTY AND EQUIPMENT

      Property and equipment at December 31, 1995 and 1996 consist of the following:

                                                                                  1995                    1996
                                                                                  ----                    ----
        Cruise ships                                                         $ 26,226,616            $ 26,884,859
        Cruise ship equipment                                                     507,531                 558,985
        Computer hardware and software                                            219,278                 265,167
        Office furniture and equipment                                            194,281                 194,281
        Warehouse facilities                                                       45,755                  45,755
                                                                             ------------            ------------
                                                                               27,193,461              27,949,047

        Less accumulated depreciation                                         (11,232,865)            (12,365,147)
                                                                             ------------            ------------

          Total property and equipment                                       $ 15,960,596            $ 15,583,900
                                                                             ============            ============

5.    OPERATING LEASES

      The Companies lease various office facilities and equipment under noncancellable operating leases. At December 31, 1996, future minimum payments under these leases with initial or remaining terms of one year or more were:

                                                                            Office
                                                                            Space         Other           Total

        1997                                                              $ 170,076    $  56,339     $   226,415
        1998                                                                170,076       50,687         220,763
        1999                                                                173,478       34,164         207,642
        2000                                                                176,947       16,416         193,363
        2001 and thereafter                                                 180,486        2,750         183,236
                                                                          ---------    ---------     -----------
          Total                                                           $ 871,063    $ 160,356     $ 1,031,419
                                                                          =========    =========     ===========

      Windsor Management Corporation, as agent for Windsor Real Estate Inc., an affiliated entity, is the lessor of the office space (see
      Note 12).

      Rental expense for the years ended December 31, 1995 and 1996 was $216,863 and $233,407, respectively.

6.    INCOME TAXES

      The principal temporary differences that give rise to net deferred income tax liabilities relate to depreciation on the cruise ships, equipment having lower tax bases than book bases and accelerated tax deductions for the cost of tour marketing materials.

      Provisions for income taxes consist of the following:

                                                                                    Years Ended December 31,
                                                                              ------------------------------------
                                                                                   1995                    1996
                                                                                   ----                    ----
        Current:
          Federal                                                              $  471,000              $  259,000
          State                                                                    28,000                  15,000
        Deferred:
          Federal                                                                (151,000)                (58,000)
          State                                                                    (9,000)                 (3,000)
                                                                               ----------              ----------
          Total                                                                $  339,000              $  213,000
                                                                               ==========              ==========

      Factors causing the effective tax rate to differ from the statutory federal income tax rate were:

                                                                                                   Years Ended
                                                                                                   December 31,
                                                                                             ------------------------
                                                                                                1995          1996
                                                                                                ----          ----

        Statutory rate                                                                          34.0%         34.0%
        State and local income taxes, net of U.S. federal income tax benefit                     2.0           2.0
                                                                                                ----          ----

           Effective rate                                                                       36.0%         36.0%
                                                                                                ====          ====

      The Companies' current and noncurrent deferred taxes included in the balance sheets as of December 31, 1995 and 1996 consisted of the following deferred tax assets and liabilities:

                                                                                   1995
                                                             ------------------------------------------------
                                                                Deferred       Deferred
                                                                   Tax            Tax                Net
                                                                 Assets       Liabilities         Liability

        Property and equipment                                 $   -           $4,478,000        $4,478,000
        Promotional costs                                                         462,000           462,000
        Accruals                                                453,000                            (453,000)
        Unrealized gain on marketable securities                                   12,740            12,740
        Other                                                                      41,000            41,000
                                                               --------        ----------        ----------

          Total                                                $453,000        $4,993,740        $4,540,740
                                                               ========        ==========        ==========

        Current                                                $242,000        $   53,740        $ (188,260)

        Noncurrent                                              211,000         4,940,000         4,729,000
                                                               --------        ----------        ----------

          Total                                                $453,000        $4,993,740        $4,540,740
                                                               ========        ==========        ==========

                                                                                   1996
                                                             ------------------------------------------------
                                                                Deferred       Deferred
                                                                   Tax            Tax                Net
                                                                 Assets       Liabilities         Liability

        Property and equipment                                 $   -           $4,501,000        $4,501,000
        Promotional costs                                                         455,000           455,000
        Accruals                                                532,000                            (532,000)
        Unrealized gain on marketable securities                  2,000                              (2,000)
        Other                                                                      43,000            43,000
                                                               --------        ----------        ----------

          Total                                                $534,000        $4,999,000        $4,465,000
                                                               ========        ==========        ==========

        Current                                                $223,000        $   43,000        $ (180,000)

        Noncurrent                                              311,000         4,956,000         4,645,000
                                                               --------        ----------        ----------

          Total                                                $534,000        $4,999,000        $4,465,000
                                                               ========        ==========        ==========

7.    COMMITMENTS AND CONTINGENCIES

      PROFIT SHARING PLAN - The Companies participate in a multi-employer profit sharing plan sponsored by Windsor, Inc. covering substantially all employees. In its sole discretion, the Companies may match a percentage of the employees' before-tax contributions and may also make a nonmatching contribution. An employee is not required to make before-tax contributions in order to receive a company nonmatching contribution. Company contributions, which are subject to the discretion of the Board of Directors, amounted to approximately $70,000 in 1995 and $75,000 in 1996, respectively.

8.    MARKETABLE SECURITIES

      At December 31, 1995 and 1996, the Companies' investments in marketable securities are classified as available-for-sale and include the following:

                                                                                    1995
                                                     --------------------------------------------------------------------
                                                        Amortized          Unrealized       Unrealized           Fair
                                                           Cost               Gains           Losses            Value

        U.S. Treasury and agency securities            $4,493,711           $35,389          $   -           $4,529,100
                                                       ==========           =======          ========        ==========

                                                                                    1996
                                                     --------------------------------------------------------------------
                                                        Amortized          Unrealized       Unrealized           Fair
                                                           Cost               Gains           Losses            Value

        U.S. Treasury and agency securities            $4,757,570           $                $  6,170        $4,751,400
                                                       ==========           =======          ========        ==========

      The contractual maturities of debt securities as of December 31, 1996 are as follows:

                                                        Amortized                           Fair
                                                           Cost                            Value

        Less than one year                             $3,005,275                       $2,994,300
        One to five years                               1,752,295                        1,757,100
                                                       ==========                       ==========
            Total                                      $4,757,570                       $4,751,400
                                                       ==========                       ==========

      The proceeds from sales of securities were $6,177,676 and $3,006,250 for 1995 and 1996, respectively. The gross realized gains and (losses) were $146,500 and $(8,640) for 1995 and $35,456 and $-0- for
      1996, respectively.  The changes in net unrealized holding gain or
      (loss) that have been included in shareholders' equity (deficit) were $252,652 and $(41,905) for 1995 and 1996, respectively. For the purposes of determining gross realized gains and losses, the cost of securities sold is based upon specific identification.

9.    DEFERRED COMPENSATION

      Clipper Cruise Line, Inc. and one of its key employees entered into an Incentive Bonus Agreement on January 1, 1990, continuing for each full calendar year of employment through December 31, 1999. Under the agreement, the employee earns a minimum annual deferred bonus of $50,000 plus 5% of the first $1,000,000 of pre-tax earnings (as defined in the agreement) and 10% of any pre-tax earnings in excess of $1,000,000. The cumulative bonus amounts vest at 10% per year, with vested bonus amounts earning interest at 10% per year. Expenses (including interest) under this agreement are $284,728 and $339,957 for 1995 and 1996, respectively.

      Additionally, the agreement provided for an additional bonus upon the sale of Clipper based on a percentage of the net sales price (as defined). In connection with the sale discussed in Note 1, the employee received a bonus of approximately $1,000,000.

10.   LONG-TERM DEBT

      At December 31, 1995, long-term debt consisted of two series of United States Government Guaranteed Ship Financing Bonds with an aggregate outstanding balance of $11,019,000, due in installments through 2012, which carried interest rates from 9.85% to 10.20%. The Company had pledged the cruise ships as collateral under the terms of the agreements.

      In December 1996, the Company prepaid $10,518,000 to retire the outstanding principal of both series of bonds. As required under the bond agreements, the Company paid an additional $416,000 prepayment premium for the early retirement of the bonds. Accordingly, the Company recorded an extraordinary loss of $537,802 ($343,802 net of taxes) consisting of the prepayment premium and the write-off of deferred financing costs related to the early extinguishment of the debt.

11.   COMMON STOCK

      The common stock of CCL, RCL and LCL consists of 500 shares each of authorized, issued and outstanding stock at $1 par value. The common stock of CAC consists of 3,000 shares authorized, of which 500 are issued and outstanding at $1 par value.

12.   RELATED PARTY TRANSACTIONS

      The Companies were wholly-owned by Windsor, Inc. ("Windsor") until December 31, 1996 (see Note 1). Windsor provided certain administrative services, principally for employee benefits, legal, tax and insurance matters, for which it charged a fee. Fees paid to Windsor for these services totaled $296,000 and $55,000 in 1995 and 1996, respectively.

      The payable to Windsor represents an interest-bearing payable resulting from the various transactions between the Companies and Windsor, Inc. During 1996, Windsor contributed $10,249,133 to capital through a reduction of the Companies' payable to Windsor. The Companies paid interest at rates of 10.25% and 7.0% for 1995 and 1996, respectively. This indebtedness was assumed by Intrav at December 31, 1996 in connection with the sale transaction discussed in Note 1.

      The Companies lease their principal offices from Windsor Management Corporation, as agent for Windsor Real Estate, Inc. Windsor Management Corporation and Windsor Real Estate, Inc., are wholly-owned subsidiaries of Windsor. The lease expires at December 31, 2001 and includes a renewal option for one additional five-year period. Annual rent under the lease is $170,076, plus various escalation payments.

      The Companies receive information processing services from Intrav, a common ownership affiliate. Payments made to Intrav totaled $176,000 and $125,262 in 1995 and 1996, respectively.

                                 * * * * * *

                    INTRAV, INC.


                    CONSOLIDATED FINANCIAL STATEMENTS AS OF
                    DECEMBER 31, 1995 AND 1996 AND
                    EACH OF THE THREE YEARS IN THE
                    PERIOD ENDED DECEMBER 31, 1996 AND
                    INDEPENDENT AUDITORS' REPORT

                                                  INTRAV, INC.

                                         INDEX TO FINANCIAL STATEMENTS
                                                                                                           PAGE
Independent Auditors' Report                                                                                2

Consolidated Balance Sheets as of December 31, 1995 and 1996                                                3

Consolidated Statements of Income for the Years Ended December 31, 1994, 1995 and 1996                      4

Consolidated Statements of Shareholders' Equity for the Years Ended December 31, 1994, 1995
  and 1996                                                                                                  5

Consolidated Statements of Cash Flows for the Years Ended December 31, 1994, 1995 and 1996                  6

Notes to Consolidated Financial Statements                                                                  8

INDEPENDENT AUDITORS' REPORT


To the Board of Directors and Shareholders
Intrav, Inc.

We have audited the accompanying consolidated balance sheets of Intrav, Inc. as of December 31, 1995 and 1996, and the related consolidated statements of income, shareholders' equity, and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Intrav, Inc. at December 31, 1995 and 1996, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1996 in conformity with generally accepted accounting principles.


DELOITTE & TOUCHE LLP

St. Louis, Missouri
February 14, 1997


                                               INTRAV, INC.

                                       CONSOLIDATED BALANCE SHEETS
                                                                                 December 31,
                                                                      -----------------------------------
                       ASSETS                                            1995                    1996
                                                                         ----                    ----
Current assets:
  Cash and cash equivalents                                           $12,178,044            $  6,670,062
  Restricted cash (Note 3)                                              2,283,452               1,917,247
  Marketable securities (Note 8)                                       12,234,069                 776,430
  Restricted marketable securities (Notes 3 and 8)                      4,529,100               4,751,400
  Prepaid program costs                                                 8,153,138               9,821,338
  Prepaid expenses                                                        531,485                 867,345
  Other current assets                                                  1,585,750               1,519,399
                                                                      -----------            ------------
      Total current assets                                             41,495,038              26,323,221

Property and equipment - net (Note 4)                                  18,271,193              17,569,058
Prepaid promotion costs and other assets                                9,200,091               8,701,828
                                                                      -----------            ------------
      Total                                                           $68,966,322            $ 52,594,107
                                                                      ===========            ============
           LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
  Accounts payable                                                    $ 2,869,182            $  3,298,318
  Accrued expenses                                                      3,368,385               3,896,660
  Deferred revenue                                                     31,976,494              29,096,267
  Income taxes payable                                                    536,000                 616,539
  Payable to Windsor, Inc. (Notes 1 and 11)                             5,627,863                 426,331
  Current maturities of long-term debt                                    702,000
  Deferred income taxes (Note 6)                                        2,650,740               2,404,000
                                                                      -----------            ------------
      Total current liabilities                                        47,730,664              39,738,115

Deferred compensation (Note 9)                                            672,216               1,012,173

Deferred income taxes (Note 6)                                          5,276,000               5,063,000

Long-term debt - less current maturities (Note 10)                     10,317,000               3,000,000

Commitments and contingencies (Note 7)                                         -                       -

Shareholders' equity:
  Preferred stock, $.01 par value - authorized, 5,000,000 shares;
   issued and outstanding, none                                                -                       -
  Common stock, $.01 par value - authorized, 20,000,000 shares;
   issued, 5,325,000 shares; outstanding, 5,325,000 shares in 1995
   and 5,151,600 in 1996                                                   53,250                  53,250
  Additional paid-in capital                                           11,940,338              22,189,471
  Retained earnings (accumulated deficit)                              (7,098,795)            (17,055,152)
  Unrealized gain (loss) on marketable securities (Note 8)                 75,649                  (2,370)
                                                                      -----------            ------------
                                                                        4,970,442               5,185,199
  Less cost of common stock in treasury, 173,400 shares in 1996                                (1,404,380)
                                                                      -----------            ------------
      Total shareholders' equity                                        4,970,442               3,780,819
                                                                      -----------            ------------
      Total                                                           $68,966,322            $ 52,594,107
                                                                      ===========            ============

                       See accompanying notes to consolidated financial statements.


                                                         INTRAV, INC.

                                              CONSOLIDATED STATEMENTS OF INCOME

                                                                                        Years Ended December 31,
                                                                              ----------------------------------------------
                                                                                  1994              1995            1996
                                                                                  ----              ----            ----
Program revenues                                                              $108,875,553      $114,844,709    $126,080,751

Cost of operations                                                              83,933,984        91,034,709     101,651,057
                                                                              ------------      ------------    ------------

Gross profit                                                                    24,941,569        23,810,000      24,429,694

Selling, general and administrative (including
  related party expenses of $947,120, $1,198,588
  and $985,057) (Notes 9 and 11)                                                15,586,347        15,135,000      16,924,172

Depreciation and amortization                                                    1,852,882         1,787,002       1,849,098
                                                                              ------------      ------------    ------------

Operating income                                                                 7,502,340         6,887,998       5,656,424

Investment income                                                                1,265,181         1,882,492       1,642,882

Interest expense (including related party expenses
  of $727,779, $1,086,263 and $812,549)                                         (2,058,858)       (2,369,517)     (1,903,486)
                                                                              ------------      ------------    ------------
Income before provision for income taxes and
  extraordinary item                                                             6,708,663         6,400,973       5,395,820

Provision for income taxes (Note 6)                                              2,330,000         2,254,000       1,887,000
                                                                              ------------      ------------    ------------

Income before extraordinary item                                                 4,378,663         4,146,973       3,508,820

Extraordinary item - loss related to early extinguish-
  ment of debt (net of tax benefit of $194,000)
  (Note 10)                                                                             -                 -         (343,802)
                                                                              ------------      ------------    ------------

Net income                                                                    $  4,378,663      $  4,146,973    $  3,165,018
                                                                              ============      ============    ============
Net income per common share:
  Income before extraordinary item                                            $       0.88      $       0.80    $       0.68
  Extraordinary item                                                                                                   (0.07)
                                                                              ------------      ------------    ------------

           Net income per common share                                        $       0.88      $       0.80    $       0.61
                                                                              ============      ============    ============

Weighted average number of common shares
  outstanding                                                                    5,000,000         5,200,000       5,195,000
                                                                              ============      ============    ============

                                 See accompanying notes to consolidated financial statements.


                                                            INTRAV, INC.

                                          CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
                                                      Common Stock                              Unrealized
                                                   ------------------                              Gain
                                                    Number of         Additional                (Loss) on                 Total
                                                   Outstanding          Paid-In     Retained    Investment  Treasury   Shareholders'
                                                     Shares    Amount   Capital     Earnings    Securities    Stock       Equity
                                                   ---------- ------- ----------- ------------- ---------- ----------- -------------
BALANCES AT JANUARY 1, 1994, as
  previously reported...............................5,000,000 $50,000 $   350,509 $  1,787,281  $  36,000  $       -    $ 2,223,790

  Acquisition of Clipper Cruise Line, treated
    as pooling-of-interest (Note 1).................                    8,923,500  (11,580,461)                          (2,656,961)
                                                    --------- ------- ----------- ------------  ---------  -----------  -----------

BALANCES AT JANUARY 1, 1994,
  as restated ......................................5,000,000  50,000   9,274,009   (9,793,180)    36,000          -       (433,171)

  Net income .......................................                                 4,378,663                            4,378,663
  Dividends ........................................                                (4,500,000)                          (4,500,000)
  Unrealized loss on investment securities
    (Note 8) .......................................                                             (538,048)                 (538,048)
                                                    --------- ------- ----------- ------------  ---------  -----------  -----------

BALANCES AT DECEMBER 31, 1994 ......................5,000,000  50,000   9,274,009   (9,914,517)  (502,048)         -     (1,092,556)

  Issuance of stock ................................  325,000   3,250   2,666,329                                         2,669,579
  Net income .......................................                                 4,146,972                            4,146,972
  Dividends ........................................                                (1,331,250)                          (1,331,250)
  Unrealized gain on investment securities
    (Note 8) .......................................                                              577,697                   577,697
                                                    --------- ------- ----------- ------------  ---------  -----------  -----------

BALANCES AT DECEMBER 31, 1995 ......................5,325,000  53,250  11,940,338   (7,098,795)    75,649          -      4,970,442

  Contributed capital (Note 1)......................                   10,249,133                                        10,249,133
  Acquisition of Clipper Cruise Line (Note 1)                                       (9,939,398)                          (9,939,398)
  Net income .......................................                                 3,165,018                            3,165,018
  Dividends paid to Intrav, Inc. shareholders..                                     (2,596,113)                          (2,596,113)
  Dividends paid to Windsor, Inc....................                                  (585,864)                            (585,864)
  Unrealized loss on investment securities
    (Note 8) .......................................                                              (78,019)                  (78,019)
  Purchase of 173,400 shares of common
    stock for treasury..............................                                                        (1,404,380)  (1,404,380)
                                                    --------- ------- ----------- ------------  ---------  -----------  -----------

BALANCES AT DECEMBER 31, 1995 ......................5,325,000 $53,250 $22,189,471 $(17,055,152) $  (2,370) $(1,404,380) $ 3,780,819
                                                    ========= ======= =========== ============  =========  ===========  ===========

                                    See accompanying notes to consolidated financial statements.

                                                            INTRAV, INC.

                                               CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                               Years Ended December 31,
                                                                   ---------------------------------------------
                                                                      1994              1995              1996
                                                                      ----              ----              ----
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income...................................................    $ 4,378,663      $  4,146,973    $  3,165,018
  Adjustments to reconcile net income to net cash
    provided by operating activities:
      Extraordinary item.......................................                                          121,914
      Depreciation and amortization............................      1,852,882         1,787,002       1,849,098
      Amortization of bond premium.............................         78,306            53,223          68,354
      Amortization of deferred financing costs.................         18,440            17,382          15,100
      Gain on sale of marketable securities....................                         (248,679)        (62,419)
      Loss on disposal of equipment............................         33,727            35,203
      Deferred income taxes....................................        239,000         1,181,000        (415,000)
      Changes in assets and liabilities which provided
        (used) cash:
          Restricted cash......................................       (527,065)        2,810,462         366,205
          Prepaid expenses and other assets....................      1,132,349        (5,521,598)     (1,864,339)
          Other current assets.................................        331,671           169,219          66,350
          Accounts payable and accrued expenses................      1,624,903        (1,105,061)        957,411
          Deferred revenue.....................................      6,358,188         1,632,066      (2,880,227)
          Deferred compensation................................        153,559           284,728         339,957
          Income taxes payable.................................        542,000            (6,000)         80,539
                                                                   -----------      ------------    ------------
          Net cash from operating activities...................     16,216,623         5,235,920       1,807,961
                                                                   -----------      ------------    ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment..........................       (529,805)         (944,216)     (1,120,092)
  Sales of marketable securities...............................      6,187,130        17,052,355      28,200,134
  Purchases of marketable securities...........................     (8,736,056)      (19,737,545)    (17,093,489)
                                                                   -----------      ------------    ------------
          Net cash provided by (used in) investing
            activities.........................................     (3,078,731)       (3,629,406)      9,986,553
                                                                   -----------      ------------    ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Payments of long-term debt ..................................       (712,000)         (712,000)    (11,019,000)
  Proceeds from revolving line-of-credit.......................                                        3,000,000
  Net proceeds from issuance of common stock...................                        2,669,579
  Purchase of treasury stock...................................                                       (1,404,380)
  Dividends paid...............................................     (3,000,000)       (2,831,250)     (3,181,977)
  Proceeds from short-term borrowings..........................        682,649         3,000,000
  Payments on short-term borrowings............................     (2,616,943)       (3,000,000)
  Payment to Windsor, Inc. for acquisition of
    Clipper....................................................                                       (9,726,398)
  Net cash received from (paid to) Windsor, Inc................       (399,979)        1,337,287       5,029,259
                                                                   -----------      ------------    ------------
          Net cash provided by (used in) financing
            activities.........................................     (6,046,273)          463,616     (17,302,496)
                                                                   -----------      ------------    ------------

                                                                                                        (Continued)

                                    - 6 -


                                                            INTRAV, INC.

                                               CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                               Years Ended December 31,
                                                                   ---------------------------------------------
                                                                      1994              1995              1996
                                                                      ----              ----              ----
NET INCREASE (DECREASE) IN CASH AND
  CASH EQUIVALENTS.............................................    $ 7,091,619      $  2,070,130    $ (5,507,982)

CASH AND CASH EQUIVALENTS,
  BEGINNING OF PERIOD..........................................      3,016,295        10,107,914      12,178,044
                                                                   -----------      ------------    ------------

CASH AND CASH EQUIVALENTS,
  END OF PERIOD................................................    $10,107,914      $ 12,178,044    $  6,670,062
                                                                   ===========      ============    ============

SUPPLEMENTAL DISCLOSURE OF CASH FLOW
  INFORMATION:
    Cash paid for taxes........................................    $ 1,198,000      $    580,000    $  1,582,000
    Noncash contribution of capital................                        -                -         10,249,133
    Cash paid for interest.....................................      1,860,587         2,316,708       1,846,632


                           See accompanying notes to consolidated financial statements.                 (Concluded)

                                  INTRAV, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996

1.    DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

      Intrav, Inc. ("INTRAV" or the "Company") is a leading designer, organizer, marketer and operator of deluxe, escorted, international travel programs. The Company's programs are designed to appeal to higher income individuals desiring first-class travel experiences. The Company markets substantially all of its programs via direct mail through sponsoring "affinity groups", or directly to the ultimate traveler.

      On December 31, 1996, the Company acquired all the outstanding common stock of Clipper Cruise Line ("Clipper") consisting of Clipper Cruise Line, Inc. ("CCL"), Clipper Adventure Cruises, Inc. ("CAC"), Republic Cruise Line, Inc. ("RCL") and Liberty Cruise Line, Inc. ("LCL") from Windsor, Inc. ("Windsor"), a company controlled by Barney A. Ebsworth, the Company's Chairman of the Board and majority stockholder. The Stock Purchase Agreement included an initial payment of approximately $9,900,000 and the assumption of indebtedness of $5,500,000 owed by Clipper to Windsor, with an additional $213,000 to be paid on or before March 31, 1997. Additional consideration of up to $3,000,000 may be paid to the extent the cumulative net cruise revenues ("as defined") of Clipper exceed $70,000,000 in the period January 1, 1996 through December 31, 2000. Due to the common ownership and control of Mr. Ebsworth over both INTRAV and Clipper, the acquisition has been accounted for in a manner similar to the pooling-of-interests method and, accordingly, all financial data has been restated to include the accounts and results of operations of Clipper for all periods prior to the acquisition.

      Clipper is a leading designer, organizer, marketer and operator of deluxe, escorted, domestic and international travel cruises. Similar to INTRAV, its programs are designed to appeal to higher income individuals desiring first-class travel experiences and are primarily marketed via direct mail through sponsoring "affinity groups", or directly to the ultimate traveler. Clipper's travelers cruise primarily on its two cruise ships from RCL and LCL and in the past, Clipper has chartered an additional ship from Discoverer Reederei.
      As used herein, the term "Company" refers to both Intrav, Inc. and Clipper.

      The consolidated financial information does not contain any material adjustments to conform the accounting policies of Clipper to that of the Company. All intercompany transactions have been eliminated.

      Net program revenues, net income and related per share amounts of the separate entities are presented in the following table:

                                              1994              1995              1996
      PROGRAM REVENUES:
        INTRAV                            $ 80,355,063      $ 88,967,074      $ 99,525,299
        Clipper                             28,520,490        25,877,635        26,555,452
                                          ------------      ------------      ------------
                                          $108,875,553      $114,844,709      $126,080,751
                                          ============      ============      ============

      NET INCOME:
        INTRAV                            $  4,072,042      $  3,543,107      $  3,052,659
        Clipper                                306,621           603,866           112,359
                                          ------------      ------------      ------------
                                          $  4,378,663      $  4,146,973      $  3,165,018
                                          ============      ============      ============

      NET INCOME PER COMMON SHARE:
        INTRAV                            $       0.81      $       0.68      $       0.59
        Clipper                                   0.07              0.12              0.02
                                          ------------      ------------      ------------
                                          $       0.88      $       0.80      $       0.61
                                          ============      ============      ============


2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      PRINCIPLES OF CONSOLIDATION - The consolidated financial statements of the Company include the accounts of INTRAV and its wholly-owned subsidiaries CCL, CAC, RCL and LCL. All significant intercompany accounts and transactions have been eliminated.

      REVENUE RECOGNITION - Program revenues are recognized as income upon completion of a tour. Deferred revenue consists of amounts received for tours which have not yet been completed.

      PROMOTION AND PROGRAM COSTS - The Company expenses promotion costs as incurred, except for direct-response advertising. Direct-response advertising and program costs are deferred until the revenue from the related program is recognized. Promotion expenses were $13,879,721, $13,769,877 and $17,712,181 for 1994, 1995 and 1996, respectively.

      CURRENCY HEDGES - The Company may enter into contracts to buy foreign currencies in the future to protect the U.S. dollar value of certain foreign currency transactions. Except in the infrequent instance of cancellation of non-U.S. currency cost commitments, the Company's practices relating to these contracts do not expose the Company to currency risk from exchange rate movements because the gains and losses on them offset losses and gains on the cost commitments being hedged. Gains and losses on currency forward contracts are deferred and recognized in the same period as the hedged transactions (see
      Note 7).

      CASH EQUIVALENTS - For purposes of reporting cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

      MARKETABLE SECURITIES - The Company's marketable securities, including restricted amounts, have been classified as available-for-sale. Available-for-sale securities are carried at fair value, with the unrealized holding gains and losses, net of taxes, reported as a separate component of shareholders' equity.

      PROPERTY, AMORTIZATION AND DEPRECIATION - Property and equipment is recorded at cost. Amortization and depreciation is computed using accelerated and straight-line methods over the estimated useful lives of the individual assets. Capitalized software costs are amortized over 5 to 8 years, office furniture and equipment is depreciated over 5 to 7 years and leasehold improvements are amortized over the life of the related lease. The cruise ships are depreciated over 25 years and cruise ship equipment over 5 to 7 years. The Company adopted Statement of Financial Accounting Standards ("SFAS") No. 121
      Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, for 1996. SFAS No. 121 requires that long-lived assets and certain identifiable intangibles to be held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. SFAS No. 121 also requires that long-lived assets and certain identifiable intangibles to be disposed of be reported at the lower of carrying amount or fair value less cost to sell. Adoption of this standard had no material impact to the Company's financial condition or results of operations.

      INCOME TAXES - Deferred income taxes reflect the tax consequences on future years of differences between tax and financial reporting amounts. Under this method, deferred tax assets and liabilities are determined based on temporary differences between the financial statement and tax bases of assets and liabilities by applying enacted tax rates applicable to future years in which the differences are expected to reverse.

      Prior to the acquisition discussed in Note 1, Clipper's results of operations were included in the consolidated U.S. Corporate income tax return of Windsor. Clipper's provision for income taxes has been computed as if it filed an annual return on a separate company basis. The current portion of the income tax provision is satisfied via a charge or credit to the "Payable to Windsor" account. In the future, Clipper will file a consolidated return in Intrav.

      USE OF MANAGEMENT ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires that management make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. The reported amounts of revenues and expenses during the reporting period may also be affected by the estimates and assumptions management is required to make. Actual results may differ from those estimates.

      COMPUTATION OF NET INCOME PER COMMON SHARE - Net income per common share is computed by dividing net income by the weighted average number of shares outstanding. Common share equivalents, in the form of stock options, are excluded from the calculations as they have no materially dilutive effect on the per share amounts.

3.    RESTRICTED CASH AND MARKETABLE SECURITIES

      U.S. law requires Clipper to maintain financial protection for passenger advance payments for Company-operated cruises embarking in U.S. ports. The Company has established escrow arrangements to comply with the law and has voluntarily extended the escrow protection to all advance passenger payments for such cruises. Under the arrangements, monies received from passengers for cruises are held in escrow accounts until the respective cruises have been completed. At December 31, 1995 and 1996, cash equivalents and marketable securities amounting to $6,812,552 and $6,668,647, respectively, were held in escrow.

4.    PROPERTY AND EQUIPMENT

      Property and equipment at December 31, 1995 and 1996 consist of the following:

                                                    1995              1996
      Cruise ships                              $ 26,226,616      $ 26,884,862
      Computer hardware and software               3,339,934         3,641,848
      Office furniture and equipment               2,456,411         2,541,965
      Cruise ship equipment                          507,531           558,985
      Leasehold improvements                         107,287           107,287
      Warehouse facilities                            45,755            45,755
                                                ------------      ------------

                                                  32,683,534        33,780,702

      Less accumulated depreciation              (14,412,341)      (16,211,641)
                                                ------------      ------------

       Total property and equipment             $ 18,271,193      $ 17,569,061
                                                ============      ============


5.    OPERATING LEASES

      The Company leases various office facilities and equipment under noncancellable operating leases. At December 31, 1996, future minimum payments under these leases with initial or remaining terms of one year or more were:

                                 OFFICE
                                  SPACE              OTHER             TOTAL
      1997                      $  664,150          $247,535        $  911,685
      1998                         672,000            52,061           724,061
      1999                         696,651            34,164           730,815
      2000                         710,582            16,416           726,998
      2001 and thereafter          724,794             2,750           727,544
                                ----------          --------        ----------

       Total                    $3,468,177          $352,926        $3,821,103
                                ==========          ========        ==========


      Windsor Management Corporation, as agent for Windsor Real Estate Inc., an affiliated entity, is the lessor of the office space (see
      Note 11).

      Rental expense for the years ended December 31, 1994, 1995 and 1996 was $901,756, $954,590 and $866,047, respectively.

6.    INCOME TAXES

      Provisions for income taxes consist of the following:

                                             YEARS ENDED DECEMBER 31,
                                ----------------------------------------------
                                   1994              1995              1996
                                   ----              ----              ----
      Current:
        Federal                 $2,019,000        $1,005,000        $2,174,000
        State                       72,000            68,000           128,000
      Deferred:
        Federal                    237,000         1,087,000          (393,000)
        State                        2,000            94,000           (22,000)
                                ----------        ----------        ----------

       Total                    $2,330,000        $2,254,000        $1,887,000
                                ==========        ==========        ==========


      Factors causing the effective tax rate to differ from the statutory federal income tax rate were:

                                                                            YEARS ENDED DECEMBER 31,
                                                                         ----------------------------
                                                                         1994        1995        1996
                                                                         ----        ----        ----
      Statutory rate                                                     34.0 %      34.0 %      34.0 %
      Nontaxable interest income                                         (1.0)       (1.4)       (0.1)
      State and local income taxes, net of U.S. federal income tax
        benefit                                                           1.7         2.6         1.1

           Effective rate                                                34.7 %      35.2 %      35.0 %


      The Company's current and noncurrent deferred taxes included in the balance sheets as of December 31, 1995 and 1996 consisted of the following deferred tax assets and liabilities:

                                                                          1995
                                                       --------------------------------------------
                                                       DEFERRED         DEFERRED
                                                         TAX              TAX              NET
                                                        ASSETS         LIABILITIES       LIABILITY
      Property and equipment                           $    -          $5,025,000       $5,025,000
      Promotional costs                                                 3,278,000        3,278,000
      Accruals                                          242,000                           (242,000)
      Deferred compensation                             211,000                           (211,000)
      Unrealized gain on marketable securities                             43,740           43,740
      Other                                                                33,000           33,000
                                                       --------        ----------       ----------

        Total                                          $453,000        $8,379,740       $7,926,740
                                                       ========        ==========       ==========

      Current                                          $242,000        $2,892,740       $2,650,740

      Noncurrent                                        211,000         5,487,000        5,276,000
                                                       --------        ----------       ----------

        Total                                          $453,000        $8,379,740       $7,926,740
                                                       ========        ==========       ==========


                                                                               1996
                                                         ----------------------------------------------------
                                                          DEFERRED            DEFERRED
                                                            TAX                 TAX                  NET
                                                           ASSETS            LIABILITIES           LIABILITY
      Property and equipment                              $    -             $4,919,000           $4,919,000
      Promotional costs                                                       2,912,000            2,912,000
      Accruals                                             221,000                                  (221,000)
      Deferred compensation                                311,000                                  (311,000)
      Unrealized loss on marketable securities               1,000                                    (1,000)
      Other                                                                     169,000              169,000
                                                          --------           ----------           ----------

       Total                                              $533,000           $8,000,000           $7,467,000
                                                          ========           ==========           ==========

      Current                                             $222,000           $2,626,000           $2,404,000

      Noncurrent                                           311,000            5,374,000            5,063,000
                                                          --------           ----------           ----------

       Total                                              $533,000           $8,000,000           $7,467,000
                                                          ========           ==========           ==========

7.    COMMITMENTS AND CONTINGENCIES

      Charter Agreements - As of December 31, 1996, the Company has agreements to charter cruise ships and aircraft for its group travel programs in 1997 and 1998 amounting to $10,317,000. Commitments generally may be canceled with penalties from 10 percent to 100 percent.

      Profit Sharing Plan - INTRAV sponsors a profit sharing plan covering substantially all employees. Clipper participates in a multi-employer profit sharing plan sponsored by Windsor, Inc., an affiliated company, covering substantially all employees. At their discretion, each Company may match a percentage of the employees' before-tax contributions and may also make a nonmatching contribution. An employee is not required to make before-tax contributions in order to receive a company nonmatching contribution. Company contributions for both companies, which are subject to the discretion of the Board of Directors, amounted to approximately $820,000 in 1994, $482,000 in 1995 and $372,000 in
      1996, respectively.

      Standby Letters of Credit - As of December 31, 1996, the Company had standby letters of credit in place totaling approximately $550,000. The Company expects that none of its standby letters of credit will be drawn on.

      Currency Contracts - The Company has utilized foreign currency forward contracts to hedge against fluctuations in the costs of the currencies used for its international travel programs. At December 31, 1996, the Company had contracts to purchase $1,850,000 (U.S. equivalent) of non-U.S. currencies for 1997 program operations.

8.    MARKETABLE SECURITIES

      At December 31, 1995 and 1996, the Company's investments in marketable securities (including restricted amounts) are classified as available-for-sale and include the following:

                                                                                     1995
                                                       --------------------------------------------------------------------
                                                        AMORTIZED          UNREALIZED      UNREALIZED              FAIR
                                                          COST                GAINS          LOSSES                VALUE
      U.S. Treasury and agency securities              $14,683,301          $104,464         $                  $14,787,765
      State and local government debt
        securities                                       1,960,479            14,925                              1,975,404
                                                       -----------          --------         -------            -----------

        Total                                          $16,643,780          $119,389         $                  $16,763,169
                                                       ===========          ========         =======            ===========
                                                                                     1996
                                                        -------------------------------------------------------------------
                                                         AMORTIZED          UNREALIZED       UNREALIZED             FAIR
                                                           COST                GAINS           LOSSES               VALUE
      U.S. Treasury and agency securities               $4,758,770            $   -            $(7,370)          $4,751,400
      State and local government debt
        securities                                         772,430             4,000                                776,430
                                                        ----------            ------           -------           ----------

        Total                                           $5,531,200            $4,000           $(7,370)          $5,527,830
                                                        ==========            ======           =======           ==========

      The contractual maturities of debt securities as of December 31, 1996 are as follows:

                                                        AMORTIZED          FAIR
                                                          COSTS            VALUE
      Less than one year                                $3,260,477       $3,247,874
      One to five years                                  2,270,723        2,279,956
                                                        ----------       ----------

        Total                                           $5,531,200       $5,527,830
                                                        ==========       ==========

      The proceeds from sales of securities were $6,187,130, $17,052,355 and $28,200,134 for 1994, 1995 and 1996, respectively. The gross realized gains and (losses) were $50,930 and $(97,046) for 1994, $278,792 and $(30,113) for 1995 and $66,899 and ($4,480) for 1996,
      respectively. The changes in net unrealized holding gain or (loss) that have been included in shareholders' equity were $(84,263), $904,652 and $(122,905) for 1994, 1995 and 1996, respectively. For the purposes of determining gross realized gains and losses, the cost of securities sold is based upon specific identification.

9.    DEFERRED COMPENSATION

      Clipper entered into an Incentive Bonus Agreement with one of its key employees on January 1, 1990 (as amended in December 1996), continuing for each full calendar year of employment through December 31, 1999. Under the agreement, the employee earns a minimum annual deferred bonus of $50,000 plus 5% of the first $1,000,000 of annual pre-tax earnings of Clipper (as defined in the agreement) and 10% of any annual pre-tax earnings of Clipper in excess of $1,000,000. The cumulative bonus amount vests at 10% per year, with vested bonus amount earning interest at 10% per year. The

      Company recognized expense under this agreement of $153,559, $284,728 and $339,956 for 1994, 1995 and 1996, respectively.

      The agreement also provided for an additional bonus upon the sale of Clipper based on a percentage of the net sales price (as defined). In connection with the acquisition discussed in Note 1, the key employee received a bonus of approximately $1,000,000.

10.   LONG-TERM DEBT

      At December 31, 1995, long-term debt consisted of two series of United States Government Guaranteed Financing Bonds with an aggregate outstanding balance of $11,019,000, due in installments through 2012, which carried interest rates from 9.85% to 10.20%. The Company had pledged the cruise ships as collateral under the terms of the agreements.

      In December 1996, the Company prepaid $10,518,000 to retire the outstanding principal of both series of bonds. As required under the bond agreements, the Company paid an additional $416,000 prepayment premium for the early retirement of the bonds. Accordingly, the Company recorded an extraordinary loss of $537,802 ($343,802 net of taxes) consisting of the prepayment premium and the write-off of deferred financing costs related to the early extinguishment of the debt.

      On December 31, 1996, the Company entered into a $10,000,000 revolving credit facility agreement with Boatmen's National Bank of St. Louis. The agreement includes a provision for a $1,250,000 reduction of the available amount on the first anniversary date of the agreement, and expires on December 31, 1999. The Company had outstanding borrowings of $3,000,000 at December 31, 1996.

      The agreement provides that the Company may select among various draw arrangements with varying maturities and interest rates. At December 31, 1996 the interest rate was 8.25%. The Company has pledged its personal property, including the cruise ships, as collateral and must comply with certain financial covenants, under the terms of the agreement.

11.   RELATED PARTY TRANSACTIONS

      The Company leases its principal offices from Windsor Management Corporation, as agent for Windsor Real Estate, Inc. Windsor Management Corporation and Windsor Real Estate, Inc., are wholly-owned subsidiaries of Windsor. The lease expires at December 31, 2001 and includes a renewal option for one additional five-year period. Annual rent under the lease is $664,150, plus various escalation payments.

      Windsor also provides certain administrative services, principally for employee benefits, legal, tax and insurance matters, for which it charges a fee. Fees paid to Windsor for these services totaled $110,000, $352,000 and $66,750 in 1994, 1995 and 1996, respectively.

      The payable to Windsor is primarily interest-bearing and results from the various transactions between the Company and Windsor. The Company paid interest at rates 7%, 10.25% and 7% for 1994, 1995 and 1996, respectively.

12.   INCENTIVE STOCK PLAN

      The Company has an incentive stock plan, whereby incentive stock options, nonqualifying stock options, restricted stock and stock appreciation rights may be granted to officers, key employees and outside directors to purchase a specified number of shares of common stock at a price not less than the fair market value at the date of grant and for a term not to exceed 10 years. The maximum number of shares available under the plan is 500,000. During 1995, the Company issued options to purchase an aggregate of 300,000 shares of common stock at an exercise price of $10.50 per share. Each such option vests over a five-year period with 20% vesting each year. During 1997 options to purchase 88,000 shares were forfeited.

      The Company has adopted the disclosure-only provisions of Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation. Accordingly, no compensation cost has been recognized for the stock option plan. Had compensation cost for the Company's stock option plan been determined based on the fair value at the grant date for awards in 1995 consistent with the provisions of SFAS No. 123, the Company's net income and net income per share would have been reduced to the pro forma amounts indicated below:

                                                           1995
      Net income - as reported                          $4,146,973
                                                        ==========

      Net income - pro forma                            $3,708,973
                                                        ==========

      Net income per common share - as reported         $     0.80
                                                        ==========

      Net income earnings per common share - pro forma  $     0.71
                                                        ==========

      The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following assumptions for stock options granted in 1995; dividend yield of 4.76%; expected volatility of 0.37501%; risk-free interest rate of 6.5%; and expected lives of 10 years.

14.   QUARTERLY RESULTS OF OPERATIONS (UNAUDITED)

      The results of operations by quarter for 1995 and 1996 were as follows (in thousands of dollars except per share data):

                                                                            QUARTER ENDED
                                        -------------------------------------------------------------------------------------
                                                          1995                                         1996
                                        ---------------------------------------       ---------------------------------------
                                        MARCH 31   JUNE 30    SEPT. 30  DEC. 31       MARCH 31   JUNE 30   SEPT. 30   DEC. 31
      Program revenues                  $27,810    $17,415    $34,343   $35,276       $31,363    $16,449    $42,181    $36,088
      Cost of operations                 22,431     13,511     27,342    27,750        25,369     13,126     34,230     28,926
                                        -------    -------    -------   -------       -------    -------    -------    -------

        Gross profit                    $ 5,379    $ 3,904    $ 7,001   $ 7,526       $ 5,994    $ 3,323    $ 7,951    $ 7,162
                                        =======    =======    =======   =======       =======    =======    =======    =======

      Net income (loss)                 $   783    $   141    $ 1,696   $ 1,527       $ 1,023    $  (751)   $ 2,310    $   582
                                        =======    =======    =======   =======       =======    =======    =======    =======

      Net income (loss) per share       $  0.16    $  0.02    $  0.32   $  0.28       $  0.20    $ (0.15)   $  0.44    $  0.12
                                        =======    =======    =======   =======       =======    =======    =======    =======


                                                           * * * * * *